UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
July 21, 2011
Date of Report (Date of earliest event reported)
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-14471	52-1574808
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
7720 North Dobson Road
Scottsdale, Arizona 85256
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
     On July 21, 2011, Medicis Pharmaceutical Corporation (the “Company”) entered into a License and Settlement Agreement (the “Settlement Agreement”) with Lupin Limited and Lupin Pharmaceuticals, Inc. (together, “Lupin”). Under the terms of the Settlement Agreement, the Company agreed to grant to Lupin a future license to make and sell its generic versions of SOLODYN® (minocycline HCl, USP) Extended Release Tablets in 45mg, 90mg and 135mg strengths under the SOLODYN intellectual property rights belonging to the Company, with the license grant effective November 26, 2011, or earlier under certain conditions. The Company also agreed to grant to Lupin future licenses to make and sell its generic versions of SOLODYN in 65mg and 115mg strengths effective in February 2018, or earlier under certain conditions, and its generic versions of SOLODYN in 55mg (against which Lupin’s Paragraph IV Patent Certification was the first received by the Company), 80mg and 105mg strengths effective in February 2019, or earlier under certain conditions. The Settlement Agreement provides that Lupin will be required to pay the Company royalties based on sales of Lupin’s generic SOLODYN products pursuant to the foregoing licenses.
     Pursuant to the Settlement Agreement, the companies agreed to terminate all legal disputes between them relating to SOLODYN. In addition, Lupin confirmed that the Company’s patents relating to SOLODYN are valid and enforceable, and cover Lupin’s activities relating to Lupin’s generic SOLODYN products under an Abbreviated New Drug Application. Lupin also agreed to be permanently enjoined from any distribution of generic SOLODYN products in the U.S. except as described above.
Item 8.01 Other Events.
     On July 21, 2011, the Company entered into a Joint Development Agreement (the “Joint Development Agreement”) with Lupin Limited, on behalf of itself and its affiliates (hereinafter collectively referred to in this Item 8.01 as “Lupin”), whereby the Company and Lupin will collaborate to develop multiple novel proprietary therapeutic products. Pursuant to the Joint Development Agreement, subject to the terms and conditions contained therein, the Company will make an up-front $20 million payment to Lupin and will make additional payments to Lupin of up to $38 million upon the achievement of certain research, development, regulatory and other milestones, as well as royalty payments on sales of the products covered under the agreement. In addition, the Company will receive an exclusive, worldwide (excluding India) license on the sale of the products covered under the Joint Development Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medicis Pharmaceutical Corporation
Date: July 25, 2011	By:	/s/ Seth L. Rodner
Seth L. Rodner
Senior Vice President, General Counsel and Corporate Secretary